Exhibit 99.1


                             HOLLYWOOD MEDIA CORP.

                  HOLLYWOOD MEDIA ANNOUNCES EXCHANGE AGREEMENT


(Boca Raton, FL - August 28, 2002) - Hollywood Media Corp. (Nasdaq: HOLL) announced today that it is exchanging approximately $49.0 million in non-cash advertising that it has available for use over the next four years for Viacom's transfer to Hollywood Media of its entire equity interest in Hollywood Media plus Viacom's payment of $2.0 million in cash to Hollywood Media. Viacom currently holds 8,614,687 shares of Hollywood Media common stock, plus warrants to purchase an additional 262,973 shares of common stock, which together represent approximately 30.8% of Hollywood Media's shares outstanding. Hollywood Media will retain $5.0 million in non-cash advertising and promotion across CBS properties for use through calendar year 2003.

As a result of the exchange, Hollywood Media's shares outstanding will decrease to approximately 20.4 million shares from approximately 29.0 million shares, significantly increasing the remaining shareholders' percentage interest in Hollywood Media. Importantly, this transaction is expected to accelerate the company's timetable for profitability due to the elimination of approximately $17.0 million in annual amortization expense. Today's transaction does not affect either Hollywood Media's or Viacom's relationship with MovieTickets.com, of which both companies are shareholders.

Mitchell Rubenstein, CEO of Hollywood Media, commented, "This transaction benefits Hollywood Media in that it greatly accelerates our expected timetable for profitability, with positive GAAP earnings now expected to be reached during 2003. It also reduces our shares outstanding by approximately 30%, which significantly increases our remaining shareholders' percentage interest in Hollywood Media. As we have evolved into a diversified media company with established brand names and an increasing number of business customers, our overall need for a high level of consumer advertising has diminished substantially. Consequently, CBS' advertising platform, which in the early stages of our development was quite beneficial, is no longer a strategic asset for us. We are retaining $5 million in non-cash advertising, which we believe should be more than ample to promote our consumer properties through calendar year 2003. Given the evolution of our business, we believe the benefits of this transaction to our shareholders far outweigh the present value of the non-cash advertising that was available to us over the next four years."

Attached are unaudited pro forma financial statements as of and for the quarter ended June 30, 2002 assuming that the exchange between Hollywood Media and Viacom had occurred on January 1, 2002.


                                 Continued . . .

HOLLYWOOD MEDIA ANNOUNCES EXCHANGE AGREEMENT
Page 2


ABOUT HOLLYWOOD MEDIA
---------------------

Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. On the strength of its history in developing comprehensive entertainment industry databases, as well as its unique content, the Company has launched a network of commercial and consumer businesses. The Company's commercial units include CinemaSource, EventSource, AdSource, Baseline/FilmTracker, and Theatre Direct International. These services supply thousands of media outlets with specific information on entertainment events such as movies, live theater and concerts. The Company's ticketing units sell live theater tickets to shows in New York and London to consumers through its Broadway.com and 1-800-Broadway units, and to businesses through Theatre Direct International. The Company also owns Hollywood.com and a minority interest in MovieTickets.com. In addition, the Company also owns and operates two recently launched digital cable television networks, Totally Broadway TV and Totally Hollywood TV. The Company's shares are traded on the Nasdaq Stock Market under the symbol HOLL.

The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Potential risks and uncertainties include, but are not limited to, the risks described in Hollywood Media Corp.'s filings with the Securities and Exchange Commission.


CONTACT
For Hollywood Media:
John Buckley/Kim Holt
Brainerd Communicators, Inc.
212-986-6667
buckley@braincomm.com
Holt@braincomm.com

                     HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                                          Pro forma *
                                                                                            June 30,
                                                                                              2002
                                                                                      ---------------------
                                                                                          (Unaudited)
                                              ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                                 $ 5,163,451
     Receivables, net                                                                            1,616,324
     Inventories, net                                                                            6,643,550
     Prepaid expenses                                                                            1,448,495
     Other receivables                                                                             656,770
     Other current assets                                                                          184,993
     Deferred advertising - CBS                                                                    950,119
                                                                                      ---------------------
     Total current assets                                                                       16,663,702

PROPERTY AND EQUIPMENT, net                                                                      4,470,986
INVESTMENTS IN AND ADVANCES TO EQUITY METHOD INVESTEES                                             938,685
NONCURRENT DEFERRED ADVERTISING - CBS                                                                    -
IDENTIFIABLE INTANGIBLE ASSETS, net                                                              3,077,405
GOODWILL, net                                                                                   40,775,736
OTHER ASSETS                                                                                     1,263,303
                                                                                      ---------------------
TOTAL ASSETS                                                                                  $ 67,189,817
                                                                                      =====================

                                  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                                                          $ 1,885,309
     Accrued expenses and other                                                                  2,491,591
     Notes payable                                                                                 250,000
     Loan from shareholder/officer                                                                       -
     Accrued exit and retail closure costs                                                         130,257
     Deferred revenue                                                                            8,313,481
     Current portion of capital lease obligations                                                  414,180
                                                                                      ---------------------
     Total current liabilities                                                                  13,484,818
                                                                                      ---------------------

CAPITAL LEASE OBLIGATIONS, less current portion                                                    292,899
                                                                                      ---------------------
DEFERRED REVENUE                                                                                   604,433
                                                                                      ---------------------
MINORITY INTEREST                                                                                   28,278
                                                                                      ---------------------
OTHER DEFERRED LIABILITY                                                                         3,145,211
                                                                                      ---------------------
CONVERTIBLE DEBENTURES, NET                                                                      2,900,691
                                                                                      ---------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
     Preferred Stock, $.01 par value, 539,127 shares authorized; none outstanding                        -
     Common stock, $.01 par value, 100,000,000 shares authorized;
         19,970,364 and 27,971,409 shares issued and outstanding at June 30,2002
         and December 31, 2001, respectively                                                       199,704
     Deferred compensation                                                                      (1,034,074)
     Additional paid-in capital                                                                276,624,062
     Accumulated deficit                                                                      (229,056,205)
                                                                                      ---------------------
     Total shareholders' equity                                                                 46,733,487
                                                                                      ---------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                    $ 67,189,817
                                                                                      =====================

--------------------------
* Pro forma. Assumes the Viacom Exchange Transaction occurred on January 1,
2002.

The pro forma above takes into account the one-time non-cash accounting charge resulting from the Viacom Exchange Transaction.

                     HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                        Three Months Ended June 30,
                                                                          ------------------------------------------------
                                                                                  2002                      2002
                                                                          ----------------------   -----------------------
                                                                               Pro forma*                  Actual
NET REVENUES                                                                       $ 16,522,685              $ 16,522,685

COST OF REVENUES                                                                     11,468,041                11,468,041
                                                                          ----------------------   -----------------------

    Gross margin                                                                      5,054,644                 5,054,644
                                                                          ----------------------   -----------------------

OPERATING EXPENSES:
    General and administrative                                                        1,245,679                 1,245,679
    Selling and marketing                                                               861,779                   861,779
    Salaries and benefits                                                             3,489,967                 3,489,967
    Amortization of CBS advertising                                 **                  238,125                 5,025,145
    Depreciation and amortization                                                       942,681                   942,681
                                                                          ----------------------   -----------------------

        Total operating expenses                                                      6,778,231                11,565,251
                                                                          ----------------------   -----------------------

        Operating loss                                                               (1,723,587)               (6,510,607)

EQUITY IN EARNINGS - INVESTMENTS                                                         14,575                    14,575

OTHER:

    Interest expense                                                                   (237,705)                 (237,705)
    Interest income                                                                       7,209                     7,209
    Other, net                                                                          (18,446)                  (18,446)
                                                                          ----------------------   -----------------------

         Loss before minority interest                                               (1,957,954)               (6,744,974)

MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                          (189,411)                 (189,411)
                                                                          ----------------------   -----------------------

         Net loss                                                                  $ (2,147,365)             $ (6,934,385)
                                                                          ======================   =======================


Basic and diluted loss per common share                                                 $ (0.11)                  $ (0.25)
                                                                          ======================   =======================

Weighted average common and common equivalent
shares outstanding - basic and diluted                                               19,662,197                28,276,884
                                                                          ======================   =======================


---------------------
* Pro forma. Assumes the Viacom Exchange Transaction occurred on January 1,
2002.

** The pro forma above assumes a straight line amortization of $1.27 million over a period of 16 months. The $1.27 million reflects the approximate book value of the $5 million in advertising retained in the Viacom Exchange Transaction.